EXHIBIT 10.5



               AMENDMENT NO. 1 TO SUPPLEMENTAL GUARANTY AGREEMENT



         This Amendment No. 1 to Supplemental Guaranty Agreement ("Amendment"), dated as of March 28, 1996 is by and between McDonnell Douglas Corporation ("Guarantor"), a Maryland corporation, and McDonnell Douglas Finance Corporation ("MDFC"), a Delaware corporation.

                          W I T N E S S E T H:

         WHEREAS, the Guarantor and MDFC entered into a Supplemental Guaranty Agreement (the "Guaranty"), dated as of December 30, 1993; and

         WHEREAS, Section 5 of the Guaranty provides that the Guaranty will terminate on March 31, 1996 unless, among other things, the parties agree that MDFC's exposure on its TWA portfolio justifies a continuation of the Guaranty; and
         WHEREAS, the parties agree that MDFC's exposure on its TWA portfolio justifies a continuation of the Guaranty and the parties deem it to be in their mutual best interest to extend the termination date of the Guaranty;

         NOW, THEREFORE, in consideration of the premises and for valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. The sixth line of Section 5 of the Guaranty is hereby amended to read in full as follows:

            "on June 30, 1997 unless (a) an Event of Default which could".

         2. As modified above, the Guaranty shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment.

MCDONNELL DOUGLAS                           MCDONNELL DOUGLAS
FINANCE CORPORATION                         CORPORATION

By       /S/ THOMAS J. MOTHERWAY            By:  /S/ JAMES F. PALMER
Its:     President                          Its: Senior Vice President and Chief
                                                 Financial Officer